Exhibit 10.2

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of May 12, 2017, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and KURA ONCOLOGY, INC., a Delaware corporation with offices located at 11119 N. Torrey Pines Rd. Suite 125, La Jolla, CA 92037 (“Borrower”).

Recitals

A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of April 27, 2016 (as amended from time to time, the “Loan Agreement”).

B.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Collateral Agent and Lenders (i) modify the Second Draw Period and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Collateral Agent and Lenders have agreed to modify such consent and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.5 (Fees).  New Section 2.5(f) hereby is added to the Loan to read as follows:

“(f)First Amendment Fee.An amendment fee, due on the First Amendment Effective Date, in the amount of Twenty-Five Thousand Dollars ($25,000.00) (the “First Amendment Fee”), to be shared between the Lenders in accordance with their respective Pro Rata Shares.”

2.2Section 13.1 (Definitions).  The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:

“First Amendment Effective Date” is May 12, 2017.

“Second Draw Period” is the period commencing on August 1, 2017 and ending on the earlier of (i) October 31, 2017 and (ii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence if on August 1, 2017 an Event of Default has occurred and is continuing.

“Unused Fee” is an additional, one-time fee payable to the Lenders in an amount equal to (i) two and three-quarters of one percent (2.75%) multiplied by (ii) Twenty Million Dollars

($20,000,000.00) minus the aggregate amount of the Term Loans requested by Borrower on or before October 31, 2017; provided that the Unused Fee shall be paid, if at all, on the earlier of November 1, 2017 or prior repayment in connection with Sections 2.2(c) or (d), and may be debited (or ACH’d) from any of Borrower’s accounts.

2.3Section 13.1 (Definitions).  The following term, its definition and references thereto hereby are deleted in their entirety, from the Loan Agreement:

“Second Draw Milestone”

3.Limitation of Amendment.

3.1The amendments set forth in Section 2, and the waiver set forth in Section 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto, (ii) the due execution and delivery to Collateral Agent of the Corporate Borrowing Certificate attached hereto, (iii) Borrower’s payment of the First Amendment Fee in an aggregate amount of Twenty-Five Thousand Dollars ($25,000.00), as due in accordance with Section 2.5(f) of the Loan Agreement and (iv) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance

LENDER:

SILICON VALLEY BANK

By:	/s/ R. Michael White
Name:	R. Michael White
Title:	Managing Director

BORROWER:

KURA ONCOLOGY, INC.

By:	/s/ Heidi Henson
Name:	Heidi Henson
Title:	CFO

[Signature Page to First Amendment to Loan and Security Agreement]

CORPORATE BORROWING CERTIFICATE

Borrower:	KURA ONCOLOGY, INC.	Date: May 12, 2017
Lenders	OXFORD FINANCE LLC, as Collateral Agent and Lender
SILICON VALLEY BANK, as Lender

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.  My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws.  Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Collateral Agent and Lenders may rely on them until Collateral Agent and each Lender receives written notice of revocation from Borrower.

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Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Heidi Henson	CFO	/s/ Heidi Henson	☒
Jackie Tran	VP, Finance	/s/ Jackie Tran	☒
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Lenders.

Execute Loan Documents.  Execute any loan documents Collateral Agent or any Lender requires.

Grant Security.  Grant Collateral Agent and Lenders a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:	/s/ Annette North
Name:	Annette North
Title:	Assistant Secretary

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as	[print title]

of the date set forth above.

By:
Name:
Title:

EXHIBIT A

Articles/Certificate of Incorporation (including amendments)

[see attached]